Exhibit 24

POWER OF ATTORNEY

We, the undersigned Directors and Officers of The Black & Decker Corporation (the “Corporation”), hereby constitute and appoint Nolan D. Archibald, Michael D. Mangan and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation’s Registration Statement on Form S-4 to register $300,000,000 of the Corporation’s 4 3/4% Senior Notes due 2014, and any and all amendments thereto.

/s/ NOLAN D. ARCHIBALD Nolan D. Archibald	Director, Chairman, and President and Chief Executive Officer (Principal Executive Officer)	October 21, 2004

/s/ NORMAN R. AUGUSTINE Norman R. Augustine	Director	October 21, 2004

/s/ BARBARA L. BOWLES Barbara L. Bowles	Director	October 21, 2004

/s/ M. ANTHONY BURNS M. Anthony Burns	Director	October 21, 2004

/s/ KIM B. CLARK Kim B. Clark	Director	October 21, 2004

/s/ MANUEL A. FERNANDEZ Manuel A. Fernandez	Director	October 21, 2004

/s/ BENJAMIN H. GRISWOLD, IV Benjamin H. Griswold, IV	Director	October 21, 2004

/s/ ANTHONY LUISO Anthony Luiso	Director	October 21, 2004

/s/ MARK H. WILLES Mark H. Willes	Director	October 21, 2004

/s/ MICHAEL D. MANGAN Michael D. Mangan	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 21, 2004

/s/ CHRISTINA M. MCMULLEN Christina M. McMullen	Vice President and Controller (Principal Accounting Officer)	October 21, 2004